UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 29, 2005
Asyst Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

California	000-22430	94-2942251

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

48761 Kato Road, Fremont, California	94538

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (510) 661-5000

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
          Alan S. Lowe joined Asyst as Senior Vice President, Global Business Solutions, effective as of August 29, 2005. From 1989 to 2003, Mr. Lowe served in various positions at Read-Rite Corporation, a manufacturer of thin-film recording heads for disk and tape drives, and at one of Read-Rite’s affiliated companies. Mr. Lowe’s positions included President and Chief Executive Officer of Read-Rite from 2000-2003, Chief Executive Officer of Scion Photonics from 2000-2001, a majority-owned subsidiary of Read-Rite that supplied application-specific photonic components and subsystems to the telecommunications industry, and President and Chief Operating Officer of Read-Rite from 1997-2000. Before joining Read-Rite, he served in various sales positions with Microcom Corporation and IBM Corporation. Mr. Lowe holds a bachelor’s degree in Computer Science and Business Economics from the University of California, at Santa Barbara.
          Asyst entered into an employment agreement with Mr. Lowe on August 29, 2005. Under the agreement, Mr. Lowe is employed on an at-will basis at an annual base salary of $300,000 and, as discussed below, Mr. Lowe is eligible to receive certain equity awards in conjunction with his employment. Mr. Lowe is also eligible to participate in our annual bonus plan for the current fiscal year (FY 2006) with a target bonus of 75% of his annual base salary (and a minimum bonus payment of $150,000, subject to plan requirements for participation, eligibility, and timing of any bonus payment).
          Consistent with the employment agreement, the Compensation Committee of our Board of Directors has awarded to Mr. Lowe an option to purchase 220,000 shares of our common stock. Mr. Lowe is also eligible to receive restricted stock awards comprising 40,000 shares of our Common Stock, which awards are subject to approval following our registration with the Securities and Exchange Commission of the additional shares approved by our shareholders on August 23, 2005 for addition to our 2003 Equity Incentive Plan (as reported on Form 8-K filed on August 29, 2005).
          The employment agreement also provides that he will be offered an indemnification agreement comparable to that currently in effect for our other officers, as well as a change of control agreement under which he will be entitled to certain compensation and benefits in the event his employment is terminated, without cause or under certain circumstances identified in the agreement, within the two-year period following a change in control of our company. Under the agreement, Mr. Lowe could be entitled to receive, subject to the terms of the agreement: (a) compensation equal to two times the sum of (x) his annual base salary and (y) the average of his annual bonuses paid for the three years prior to such termination; (b) continuing coverage for two years under life, disability, accident and health benefit programs covering senior executives; and (c) immediate accelerated vesting of any unvested stock options, with up to 12 months following termination of his employment to exercise stock options vested as of the date of termination of his employment. The agreement remains in effect for two years from its effective date (provided a change in control has not occurred within that two-year period).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASYST TECHNOLOGIES, INC.
Date: September 2, 2005	By:	/s/ Steve Debenham
Steve Debenham
Vice President, General Counsel & Secretary